Sub-Item 77Q1(e)

                                AMENDMENT NO. 15
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the "Agreement") dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, AIM Equity Funds is now named AIM Equity Funds (Invesco Equity Funds); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                     NEW NAME
------------                     --------
AIM Capital Development Fund     Invesco Capital Development Fund
AIM Charter Fund                 Invesco Charter Fund
AIM Constellation Fund           Invesco Constellation Fund
AIM Disciplined Equity Fund      Invesco Disciplined Equity Fund
AIM Diversified Dividend Fund    Invesco Diversified Dividend Fund
AIM Large Cap Basic Value Fund   Invesco Large Cap Basic Value Fund
AIM Large Cap Growth Fund        Invesco Large Cap Growth Fund
AIM Summit Fund                  Invesco Summit Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Equity Funds in the Agreement are hereby deleted and replaced with AIM Equity Funds (Invesco Equity Funds).

     2. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                         EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                         ------------------------------------
Invesco Capital Development Fund                 June 1, 2000
Invesco Charter Fund                             June 1, 2000
Invesco Constellation Fund                       June 1, 2000
Invesco Disciplined Equity Fund                  July 14, 2009
Invesco Diversified Dividend Fund              December 28, 2001
Invesco Large Cap Basic Value Fund               June 1, 2000
Invesco Large Cap Growth Fund                    June 1, 2000
Invesco Summit Fund                             April 30, 2008

                                   APPENDIX B

                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                        INVESCO CAPITAL DEVELOPMENT FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million................................................       0.75%
Over $350 million.................................................      0.625%

                              INVESCO CHARTER FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million................................................       0.80%
Over $150 million.................................................      0.625%

                           INVESCO CONSTELLATION FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million................................................       0.80%
Over $150 million.................................................      0.625%

                         INVESCO DISCIPLINED EQUITY FUND
                          INVESCO LARGE CAP GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.695%
Next $250 million.................................................       0.67%
Next $500 million.................................................      0.645%
Next $1.5 billion.................................................       0.62%
Next $2.5 billion.................................................      0.595%
Next $2.5 billion.................................................       0.57%
Next $2.5 billion.................................................      0.545%
Over $10 billion..................................................       0.52%

                        INVESCO DIVERSIFIED DIVIDEND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million................................................       0.60%
Next $350 million.................................................       0.55%
Next $1.3 billion.................................................       0.50%
Next $2 billion...................................................       0.45%
Next $2 billion...................................................       0.40%
Next $2 billion...................................................      0.375%
Over $8 billion...................................................       0.35%

                       INVESCO LARGE CAP BASIC VALUE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion..................................................       0.60%
Over $1 billion to and including $2 billion.......................      0.575%
Over $2 billion...................................................       0.55%

                               INVESCO SUMMIT FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $10 million.................................................      1.00%
Over $10 million up to and including $150 million.................      0.75%
Over $150 million.................................................     0.625%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM EQUITY FUNDS
                                        (INVESCO EQUITY FUNDS)


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO ADVISERS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


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